BOB EVANS REPORTS FOURTH QUARTER AND FISCAL YEAR 2017 RESULTS

▪
Fourth quarter net sales from continuing operations* totals $99.9 million, an increase of 4.9 percent from 13 week comparable fiscal 2016 (excludes 53rd week); consolidated GAAP net income of $5.39 per diluted share compared to $0.03 in the prior year and non-GAAP net income of $0.61 per diluted share, an increase of 27.1% from $0.48 in the prior year;

▪
Fiscal year 2017 net sales from continuing operations totals $394.8 million, an increase of 3.8 percent from the 52 week comparable fiscal 2016 (excludes 53rd week); consolidated GAAP net income of $6.28 per diluted share compared to $1.13 in the prior year and non-GAAP net income of $2.38 per diluted share, an increase of 17.8% from $2.02 in the prior year;

▪
Fourth quarter retail side-dish and sausage pounds sold increased 11.5 percent and 9.2 percent, respectively, when compared on a 13 week vs. 13 week basis. Q4 food service volume increased 5.7 percent, also on a 13 week vs. 13 week comparison;

▪	On May 1, 2017, the Company completed the previously announced acquisition of Pineland Farms Potato Company;

▪	On April 28, 2017, the Company completed the sale of the Bob Evans Restaurants segment and completed a new $300 million credit facility;

▪
Company reiterates fiscal year 2018 guidance for net sales of $470 million at the midpoint of its range and EBITDA of $105 million at the midpoint of its range; and initiates guidance for diluted EPS of $2.06 to $2.24;

▪
Quarterly dividend of $0.34 per share payable on June 26, 2017, to stockholders of record at the close of business on June 12, 2017. Special dividend of $7.50 per share is payable June 16, 2017. $100 million share repurchase authorization remains in place through December 31, 2017.

* On April 28, 2017, the Company completed the sale of Bob Evans Restaurants to Golden Gate Capital. As a result, the results of operations of Bob Evans Restaurants (“BER”) have been reported as discontinued operations and all financial statement items for the current and prior periods reflect BER as a discontinued business. Adjusted, or non-GAAP, results presented herein include both continuing and discontinued operations and exclude certain items for comparability. Descriptions of measures excluding these items are provided in non-GAAP financial measures and reconciliations of such non-GAAP measures to the most comparable GAAP measure are provided in the tables at the end of this release.

NEW ALBANY, Ohio - June 15, 2017 - Bob Evans Farms, Inc. (NASDAQ: BOBE) today announced its financial results for the fiscal 2017 fourth quarter ended Friday, April 28, 2017. On a GAAP basis, the Company reported consolidated net income of $108.9 million, or $5.39 per diluted share, compared with net income of $0.6 million, or $0.03 per diluted share, in the corresponding period last year. Non-GAAP consolidated net income was $12.2 million, or $0.61 per diluted share, compared with non-GAAP net income of $9.5 million, or $0.48 per diluted share, in the corresponding period last year.

▪
Net sales from continuing operations in the fourth quarter were $99.9 million, a decrease of $2.5 million, or 2.4 percent, compared to $102.4 million in the corresponding period last year. Excluding the impact of an extra week in the fourth quarter of fiscal 2016, net sales increased 4.9 percent. The fourth quarter of fiscal 2017 included 13 weeks compared to 14 weeks in fiscal 2016.

▪
GAAP net income in the fourth quarter of $108.9 million consists of $6.8 million from continuing operations and $102.1 million from discontinued operations. GAAP net income in the prior year period of $0.6 million consisted of $5.9 million from continuing operations and a $5.3 million loss from discontinued operations. Non-GAAP net income in the fourth quarter of $12.2 million includes $11.7 million from continuing operations and $0.5 million from discontinued operations. Non-GAAP net income in the prior year period of $9.5 million included $6.5 million from continuing operations and $3.0 million from discontinued operations.

▪
GAAP diluted earnings per share in the fourth quarter of $5.39 consists of $0.33 from continuing operations and $5.06 from discontinued operations. GAAP diluted earnings per share of $0.03 for the prior-year period consisted of $0.30 from continuing operations and a loss of $0.27 from discontinued operations. Non-GAAP diluted earnings per share in the fourth quarter of $0.61 consists of $0.58 from continuing operations and $0.03 from discontinued operations. Non-GAAP diluted earnings per share of $0.48 for the prior-year period consisted of $0.32 from continuing operations and $0.16 from discontinued operations. The impact of the 53rd week on Q4 2016 and fiscal 2016 diluted earnings per share was $0.13.

Fourth-quarter fiscal 2017 commentary
President and Chief Executive Officer Mike Townsley said, “We closed the fiscal year with strong fourth quarter earnings, exceeding our full year guidance, and completed the strategic transactions that have reshaped Bob Evans into a higher growth and higher margin, pure-play packaged foods company. We are now focusing our attention on capitalizing on the growth opportunities in our refrigerated side-dish business while completing the integration of Pineland Farms Potato Company. The Pineland acquisition provides the added production capacity as well as the product and channel opportunities to support our growth.”

“Fourth quarter net sales from continuing operations increased 4.9 percent as compared to the comparable 13 week period in the prior year, driven by the continuation of double digit growth in our high margin refrigerated side-dish business. With the sale of BER complete, we can strategically expand our food service sales effort, leveraging Pineland Farms’ strength in this large channel of distribution.”

Fourth-quarter fiscal 2017 summary - continuing operations
Net sales from continuing operations were $99.9 million, a decrease of $2.5 million, or 2.4 percent, compared to $102.4 million in the corresponding period last year. Excluding the 14th week in the prior year period, net sales from continuing operations increased 4.9 percent. Pounds sold for the fourth quarter, adjusted for a 13 week vs. 13 week comparison, increased 7.0 percent while average net selling price per pound declined 2.3 percent compared to the corresponding period last year.  The decline in average net selling price reflects an increased sales mix of lower-priced, although higher-margin, side-dish products relative to sausage, as well as reduced net sausage pricing. From a net sales perspective, an 11.5 percent increase in side-dish pounds sold, a 9.2 percent increase in sausage pounds sold, and a 11.5 percent increase in food service pounds sold were partially offset by a 5.1 percent increase in trade spending and a 17.0 percent decline in frozen product pounds sold, all compared to the comparable 13 week period in the prior year.

GAAP operating income from continuing operations was $9.5 million, compared to $10.3 million in the corresponding period last year.  Non-GAAP operating income from continuing operations was $13.8 million, compared to $11.3 million in the corresponding period last year, an improvement of $2.5 million.  The improvement was due primarily to the aforementioned increase in pounds sold and the favorable sales mix of higher-margin side-dish items; partially offset by higher production costs, and increased freight expense resulting from increased pounds sold.  S,G&A expenses totaling $6.2 million, previously identified as “corporate and other” costs, are now included within continuing operations. Of these costs, $0.7 million represent costs primarily related to wages and benefits for terminated employees that will no longer be in the Company's expense base in fiscal 2018.

Fourth-quarter fiscal 2017 summary - discontinued operations
Net sales from discontinued operations were $213.5 million, a decline of $29.7 million, or 12.2 percent, compared to net sales of $243.2 million in the corresponding period last year. The sales decline was primarily the result of a 3.9 percent decline in same store sales as well as closing 26 stores.

GAAP income before taxes from discontinued operations was $160.7 million, compared to GAAP loss before taxes from discontinued operations of $12.2 million last year.  The increase primarily reflects a $155.7 million gain on the sale of BER. Non-GAAP income before taxes from discontinued operations was $3.1 million, compared to $2.3 million last year, an increase of $0.8 million.

Fourth-quarter fiscal 2017 net interest expense
GAAP net interest expense was $4.3 million in the fourth quarter, an increase of $1.7 million, compared to $2.6 million in the corresponding period last year. Non-GAAP net interest expense was $2.2 million in the fourth quarter, a decrease of $0.4 million, compared to $2.6 million in the corresponding period last year. Net interest expense on all revolving credit borrowings are included in continuing operations, while net interest expense related to the headquarters mortgage is included within discontinued operations.

Fourth-quarter fiscal 2017 taxes
The Company recognized a GAAP tax benefit for continuing operations of 28.6 percent for the fourth quarter of fiscal 2017, as compared to tax expense of 23.6 percent for the prior year period. On a non-GAAP basis, the Company recognized a tax benefit of 1.1 percent for the fourth quarter of fiscal 2017, as compared to tax expense of 25.8 percent for the prior year period. The change in the tax rate was driven primarily by the sale of the Bob Evans Restaurant business.

Fiscal-year 2017 summary - continuing operations
Net sales for the full year from continuing operations were $394.8 million, an increase of $7.2 million, or 1.9 percent, compared to $387.6 million in the prior year. Excluding the 53rd week during fiscal 2016, net sales from continuing operations increased 3.8 percent.  Pounds sold for fiscal 2017, on a 52 week vs. 52 week basis, increased 7.0 percent while average net selling price per pound declined 3.4 percent compared to the prior year.  The decline in average net selling price reflects an increased sales mix of lower-priced, although higher-margin, side-dish products relative to sausage, as well as reduced net sausage pricing through increased trade spending. From a net sales perspective, a 12.7 percent increase in side-dish pounds sold, a 5.9 percent increase in sausage pounds sold, and a 1.6 percent increase in food service pounds sold were partially offset by a 12.0 percent increase in trade spending and an 11.9 percent decline in frozen product pounds sold, all compared to the comparable 52 week period in the prior year.

For fiscal year 2017, GAAP operating income from continuing operations was $30.1 million, compared to $33.1 million in the prior year.  Non-GAAP operating income from continuing operations was $53.0 million, compared to $37.7 million in the prior year, an improvement of $15.3 million. The improvement was due primarily to the aforementioned increase in pounds sold and the favorable sales mix of higher-

margin side-dish items, partially offset by a $4.9 million increase in trade spending net of lower sow costs, lower average net selling prices and higher production costs and increased freight expense resulting from increased pounds sold.  S,G&A expenses totaling $23.4 million, previously identified as “corporate and other” costs, are now included within continuing operations. Of these costs, $6.4 million represent costs primarily related to wages and benefits for terminated employees that will no longer be in the Company's expense base in fiscal 2018.

Fiscal-year 2017 summary - discontinued operations
For the fiscal year ended April 28, 2017, net sales from discontinued operations were $876.8 million, a decline of $74.4 million, or 7.8 percent, compared to net sales of $951.2 million in the prior year. The decline in sales was primarily the result of a 3.2 percent decrease in same store sales and 26 store closings.

For the fiscal year ended April 28, 2017, GAAP income before taxes from discontinued operations was $167.0 million, compared to GAAP income before taxes from discontinued operations of $2.8 million in the prior year.  The increase primarily reflects a $150.2 million gain on the sale of BER. Non-GAAP income before taxes from discontinued operations was $17.3 million, compared to $28.2 million in the prior year, a decline of $10.9 million.

Fiscal-year 2017 net interest expense
GAAP net interest expense was $9.2 million for fiscal year 2017, a decrease of $1.2 million, compared to $10.4 million in the prior year. Non-GAAP net interest expense was $8.3 million for fiscal year 2017, a decrease of $1.6 million, compared to $9.9 million in the prior year. Net interest expense on all revolving credit borrowings are included in continuing operations, while net interest expense related to the headquarters mortgage is included within discontinued operations.

Fiscal-year 2017 taxes
The Company recognized GAAP tax expense for continuing operations of 18.5 percent for fiscal year 2017, as compared to 28.4 percent for the prior year. The change in the tax rate was driven primarily by officer’s life insurance and discrete items. On a non-GAAP basis, the tax rate was 25.9 percent for continuing operations. Discontinued operations are presented net of income tax expense or benefit.

Fiscal-year 2017 balance sheet highlights
The Company’s cash balance and outstanding debt at April 28, 2017 were $210.9 million and $2.7 million, respectively, compared to $12.9 million and $339.1 million at the end of the prior year. The decrease in borrowings and increase in cash balance were the result of proceeds associated with the sale of BER.

Fiscal year 2018 outlook
Chief Administrative and Chief Financial Officer Mark Hood said, “We are initiating fiscal 2018 GAAP diluted earnings per share guidance in a range of $2.06 to $2.24. Additionally, we are providing fiscal 2018 guidance ranges for both net sales and EBITDA that are consistent with the preliminary fiscal 2018 guidance of $470 million and $105 million, respectively, that we issued on January 24, 2017.”

Guidance Metric	FY ‘18
Net sales	$464 to $476 million
EBITDA	$102 to $108 million
GAAP diluted earnings per share	$2.06 to $2.24
Sow cost (per hundredweight)	$43 to $46
Capital expenditures	$25 to $30 million
Net interest expense	$3.8 to $4.3 million
GAAP tax rate	34.5% to 35.5%
Diluted weighted-average share count	approximately 20.4 million shares
Share repurchase authorization	$100 million

This outlook is subject to a number of factors beyond the Company’s control, including the risk factors discussed in the Company’s fiscal 2017 Annual Report on Form 10‑K and its other subsequent filings with the Securities and Exchange Commission.

Investor Conference Call
The Company will host a conference call today, Thursday, June 15, 2017 to discuss its fourth quarter and fiscal year 2017 results at 8:30 a.m. Eastern Time.

The call can be accessed live over the telephone by dialing (855) 468-0551, or for international callers (484) 756-4323, access code 5876489. A replay will be available shortly after the call and can be accessed by dialing (855) 859-2056, or for international callers (404) 537-3406, access code 5876489.

Interested parties may also listen to a simultaneous webcast available on the Company’s website at http://investors.bobevans.com/events.cfm. The webcast will be archived in the same location for approximately 90 days following the call.

(1) EBITDA and other non-GAAP financial measures
We define EBITDA as earnings before interest, taxes, depreciation and amortization including stock compensation. Management uses EBITDA and the other non-GAAP measures included in this release as key metrics in the evaluation of underlying Company performance and in making financial, operating and planning decisions. The Company believes these measures are useful to investors because they increase transparency, assist investors in understanding the underlying performance of the Company and assist in the analysis of ongoing operating trends. We believe EBITDA is frequently used by analysts, investors and other interested parties in their evaluation of the Company’s performance as compared to our competitors, many of which present EBITDA measures when reporting their results. We believe the non-GAAP measures used in this release provide meaningful supplemental information regarding financial performance by excluding certain expenses and benefits that may not be indicative of core business operating results. We believe these non-GAAP measures, when viewed in conjunction with U.S. GAAP results and the accompanying reconciliations, enhance the comparability of results against prior periods and allow for greater transparency of financial results and business outlook. The presentation of EBITDA and other non-GAAP measures included in this release should not be considered as an alternative to net income, determined in accordance with U.S. GAAP, as an indicator of the Company’s operating performance, as an indicator of cash flows, or as a measure of liquidity. While EBITDA and our other non-GAAP measures are frequently used as measures of operations, they are not necessarily comparable to other similarly titled captions of other companies due to the potential inconsistencies in the method of calculation.

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995

Certain statements in this news release that are not historical facts are forward-looking statements. Forward-looking statements involve various important assumptions, risks and uncertainties. Actual results may differ materially from those predicted by the forward-looking statements because of various factors and possible events. Additional information about the factors and events that could cause actual results to differ materially from those predicted by the forward looking statements, along with certain other risks, uncertainties and assumptions related to the Company and its business, may be found in our Annual Report on Form 10-K for the fiscal year ended April 28, 2017, and in our other filings with the Securities and Exchange Commission. We note these factors for investors as contemplated by the Private Securities Litigation Reform Act of 1995. Predicting or identifying all such risk factors is impossible. Consequently, investors should not consider any such list to be a complete set of all potential risks and uncertainties. Forward-looking statements speak only as of the date on which they are made, and we undertake no obligation to update any forward-looking statement to reflect circumstances or events that occur after the date of the statement to reflect unanticipated events. All subsequent written and oral forward-looking statements attributable to us or any person acting on behalf of the Company are qualified by the cautionary statements in this section.

About Bob Evans Farms, Inc.
Bob Evans Farms, Inc. is a leading producer and distributor of refrigerated potato, pasta and vegetable-based side dishes, pork sausage, and a variety of refrigerated and frozen convenience food items under the Bob Evans and Owens brand names. For more information about Bob Evans Farms, Inc., visit www.bobevansgrocery.com.

Contact:
Scott Van Winkle
Managing Director, ICR
(617) 956-6736
scott.vanwinkle@icrinc.com

Bob Evans Farms, Inc.
Earnings Release Fact Sheet (unaudited)
Fourth quarter Fiscal 2017 compared to the corresponding period a year ago:

(in thousands, except per share amounts)			Basic EPS		Diluted EPS
	Three Months Ended		Three Months Ended		Three Months Ended
	April 28, 2017	April 29, 2016	April 28, 2017	April 29, 2016	April 28, 2017	April 29, 2016
Operating Income (Loss) as Reported
Operating Income from Continuing Operations	$9,508	$10,334
Net Interest Expense	4,254	2,571
Income Before Taxes from Continuing Operations	5,254	7,763
(Benefit) Provision for Income Taxes from Continuing Operations	(1,503)	1,831
Net Income as Reported from Continuing Operations	6,757	5,932	$0.34	$0.30	$0.33	$0.30

Income (Loss) Before Taxes from Discontinued Operations	160,662	(12,242)
Provision (Benefit) for Income Taxes from Discontinued Operations	58,552	(6,891)
Income (Loss) from Discontinued Operations as Reported	102,110	(5,351)	$5.13	$(0.27)	$5.06	$(0.27)

Net Income as Reported	108,867	581	$5.47	$0.03	$5.39	$0.03

Adjustments to Continuing Operations
Accelerated stock compensation	3,992	—
Legal and professional fees	646	—
Severance/Restructuring	(305)	972
Write off of unamortized debt costs	2,005	—
Total Adjustments to Continuing Operations	6,338	972

Adjustments to Discontinued Operations
Gain on sale of restaurants	(155,698)	—
Restaurant depreciation	(11,846)	—
Accelerated stock compensation	6,513	—
Severance	2,464	193
Impairment	—	6,710
Sale leaseback	—	9,560
Litigation settlement	—	(3,344)
Store closure costs	—	1,441
Write off of unamortized debt costs	973	—
Total Adjustments to Discontinued Operations	(157,594)	14,560

Non-GAAP Operating Income from Continuing Operations	13,841	11,306
Non-GAAP Net Interest Expense	2,249	2,571
Non-GAAP Income Before Taxes from Continuing Operations	11,592	8,735
Adjustments to Tax Expense from Continuing Operations	1,378	421
Non-GAAP Provision for Income Taxes from Continuing Operations	(125)	2,252
Non-GAAP Net Income from Continuing Operations	11,717	6,483	$0.59	$0.33	$0.58	$0.32

Non-GAAP Income before taxes from Discontinued Operations	3,068	2,318
Adjustments to Tax Expense from Discontinued Operations	(55,985)	6,161
Non-GAAP Provision for Income Taxes from Discontinued Operations	2,567	(730)
Non-GAAP Net Income from Discontinued Operations	501	3,048	$0.02	$0.15	$0.03	$0.16

Non-GAAP Net Income	$12,218	$9,531	$0.61	$0.48	$0.61	$0.48

Weighted Average Shares Outstanding			19,896	19,854	20,188	19,995

Fourth quarter Fiscal 2017 compared to the corresponding period a year ago:

(in thousands)	Consolidated Results
	Three Months Ended		Three Months Ended
	April 28, 2017	% of Sales	April 29, 2016	% of Sales
Operating Income from Continuing Operations as Reported

Net Sales	$99,923		$102,394
Cost of sales	43,649	43.7%	44,810	43.8%
Operating wage and fringe benefit expenses	8,832	8.8%	10,991	10.7%
Other operating expenses	14,030	14.0%	14,746	14.4%
Selling, general and administrative expenses	17,064	17.2%	16,436	16.0%
Depreciation and amortization expense	6,840	6.8%	5,077	5.0%
Impairments	—	—%	—	—%
Total Operating Income as Reported	9,508	9.5%	10,334	10.1%

Non-GAAP Adjustments to Continuing Operations

Net Sales	—		—
Cost of sales	—		—
Operating wage and fringe benefit expenses	—		—
Other operating expenses	—		—
Selling, general and administrative expenses	(4,333)		(972)
Depreciation and amortization expense	—		—
Impairments	—		—
Total Adjustments	4,333		972

Non-GAAP Operating Income from Continuing Operations

Net Sales	99,923		102,394
Cost of sales	43,649	43.7%	44,810	43.8%
Operating wage and fringe benefit expenses	8,832	8.8%	10,991	10.7%
Other operating expenses	14,030	14.0%	14,746	14.4%
Selling, general and administrative expenses	12,731	12.8%	15,464	15.1%
Depreciation and amortization expense	6,840	6.8%	5,077	5.0%
Impairments	—	—%	—	—%
Total Non-GAAP Operating Income	$13,841	13.9%	$11,306	11.0%

Bob Evans Farms, Inc.
Earnings Release Fact Sheet (unaudited)
Fiscal 2017 compared to the corresponding period a year ago:

(in thousands, except per share amounts)			Basic EPS		Diluted EPS
	Twelve Months Ended		Twelve Months Ended		Twelve Months Ended
	April 28, 2017	April 29, 2016	April 28, 2017	April 29, 2016	April 28, 2017	April 29, 2016
Operating Income (Loss) as Reported
Operating Income	$30,126	$33,074
Net Interest Expense	9,216	10,427
Income Before Taxes from Continuing Operations	20,910	22,647
Provision for Income Taxes from Continuing Operations	3,874	6,439
Net Income as Reported from Continuing Operations	17,036	16,208	$0.86	$0.76	$0.85	$0.75

Income (Loss) Before Taxes from Discontinued Operations	166,952	2,774
Provision (Benefit) for Income Taxes from Discontinued Operations	57,521	(5,240)
Income (Loss) from Discontinued Operations as Reported	109,431	8,014	$5.51	$0.38	$5.43	$0.38

Net Income as Reported	126,467	24,222	$6.37	$1.14	$6.28	$1.13

Adjustments to Continuing Operations
Accelerated stock compensation	4,467	—
Severance/Restructuring	1,948	972
Legal and professional fees	1,217	—
Sale leaseback (plants)	—	4,085
Impairment of note receivable	15,256	—
Write off of unamortized debt costs	2,005	—
Accretion income on note receivable	(1,133)	—
Total Adjustments to Continuing Operations	23,760	5,057

Adjustments to Discontinued Operations
Gain on sale of restaurants, net of transaction costs	(150,167)	—
Restaurant depreciation	(11,846)	—
Accelerated stock compensation	6,855	—
Severance	3,964	512
Impairment	—	6,710
Sale leaseback (restaurants)	—	9,562
Litigation settlement	(278)	7,155
Store closure costs	807	1,441
Write off of unamortized debt costs	973	—
Total Adjustments to Discontinued Operations	(149,692)	25,380

Non-GAAP Operating Income from Continuing Operations	53,014	37,652
Non-GAAP Net Interest Expense	8,344	9,948
Non-GAAP Income Before Taxes from Continuing Operations	44,670	27,704
Adjustments to Tax Expense from Continuing Operations	7,713	1,922
Non-GAAP Provision for Income Taxes from Continuing Operations	11,587	8,361
Non-GAAP Net Income from Continuing Operations	33,083	19,343	$1.67	$0.91	$1.64	$0.90

Non-GAAP Income before Taxes from Discontinued Operations	17,260	28,154
Adjustments to Tax Expense from Discontinued Operations	(55,125)	9,371
Non-GAAP Provision for Income Taxes from Discontinued Operations	2,396	4,131
Non-GAAP Net Income from Discontinued Operations	14,864	24,023	$0.75	$1.12	$0.74	$1.12

Non-GAAP Net Income	$47,947	$43,366	$2.42	$2.03	$2.38	$2.02

Weighted Average Shares Outstanding			19,839	21,336	20,132	21,494

Fiscal 2017 compared to the corresponding period a year ago:

(in thousands)	Consolidated Results
	Twelve Months Ended
	April 28, 2017	% of Sales	April 29, 2016	% of Sales
Operating Income from Continuing Operations as Reported

Net Sales	$394,842		$387,616
Cost of sales	170,820	43.3%	172,973	44.6%
Operating wage and fringe benefit expenses	39,964	10.1%	42,189	10.9%
Other operating expenses	58,402	14.8%	52,387	13.5%
Selling, general and administrative expenses	56,243	14.2%	65,949	17.1%
Depreciation and amortization expense	24,031	6.1%	21,044	5.4%
Impairments	15,256	3.9%	—	—%
Total Operating Income as Reported	30,126	7.6%	33,074	8.5%

Non-GAAP Adjustments to Continuing Operations

Net Sales	—		—
Cost of sales	—		—
Operating wage and fringe benefit expenses	—		—
Other operating expenses	—		—
Selling, general and administrative expenses	(7,632)		(4,577)
Depreciation and amortization expense	—		—
Impairments	(15,256)		—
Total Adjustments	22,888		4,577

Non-GAAP Operating Income from Continuing Operations

Net Sales	394,842		387,616
Cost of sales	170,820	43.3%	172,973	44.6%
Operating wage and fringe benefit expenses	39,964	10.1%	42,189	10.9%
Other operating expenses	58,402	14.8%	52,387	13.5%
Selling, general and administrative expenses	48,611	12.3%	61,372	15.9%
Depreciation and amortization expense	24,031	6.1%	21,044	5.4%
Impairments	—	—%	—	—%
Total Non-GAAP Operating Income	$53,014	13.4%	$37,651	9.7%

Consolidated Statements of Net Income

	2017	2016	2015
Net Sales	$394,842	$387,616	$379,313
Cost of sales	170,820	172,973	199,067
Operating wage and fringe benefit expenses	39,964	42,189	41,717
Other operating expenses	58,402	52,387	49,381
Selling, general and administrative expenses	56,243	65,949	73,380
Depreciation and amortization expense	24,031	21,044	18,364
Impairments	15,256	—	2,761
Operating Income (Loss)	30,126	33,074	(5,357)
Net interest expense	9,216	10,427	8,649
Income (Loss) from Continuing Operations Before Income Taxes	20,910	22,647	(14,006)
Provision (Benefit) for income taxes	3,874	6,439	(8,626)
Income (Loss) from Continuing Operations	17,036	16,208	(5,380)
Income from Discontinued Operations, Net of Income Taxes	109,431	8,014	21,933
Net Income	$126,467	$24,222	$16,553

Earnings (Loss) Per Share - Income from Continuing Operations
Basic	$0.86	$0.76	$(0.23)
Diluted	$0.85	$0.75	$(0.23)

Earnings Per Share - Income from Discontinued Operations
Basic	$5.51	$0.38	$0.93
Diluted	$5.43	$0.38	$0.93

Earnings Per Share - Net Income
Basic	$6.37	$1.14	$0.70
Diluted	$6.28	$1.13	$0.70

Cash Dividends Paid Per Share	$1.36	$1.30	$1.24

Weighted Average Shares Outstanding
Basic	19,839	21,336	23,489
Dilutive Shares	293	158	160
Diluted	20,132	21,494	23,649

Consolidated Balance Sheets

	April 28, 2017	April 29, 2016
Assets
Current Assets
Cash and equivalents	$210,886	$11,609
Accounts receivable, net	28,071	24,613
Inventories	17,210	17,093
Federal and state income taxes receivable	2,895	—
Prepaid expenses and other current assets	6,833	5,716
Current assets held for sale	3,334	48,707
Total Current Assets	269,229	107,738
Land	291	330
Buildings and improvements	25,351	21,203
Machinery and equipment	214,366	176,611
Construction in process	4,546	20,959
Total Property, Plant and Equipment	244,554	219,103
Less accumulated depreciation	113,814	89,851
Net Property, Plant and Equipment	130,740	129,252
Other Assets
Deposits and other	2,118	3,841
Notes receivable	—	20,886
Rabbi trust assets	22,353	20,662
Goodwill and other intangible assets	19,673	19,829
Deferred income tax assets	5,131	29,002
Non-current assets held for sale	—	469,164
Total Other Assets	49,275	563,384
Total Assets	$449,244	$800,374
Liabilities and Stockholders’ Equity
Current Liabilities
Current portion of long-term debt	$428	$3,419
Accounts payable	13,424	15,841
Accrued property, plant and equipment purchases	1,283	4,024
Accrued non-income taxes	3,353	890
Accrued wages and related liabilities	16,404	16,370
Self-insurance reserves	10,692	11,288
Current taxes payable	27,954	9,473
Current reserve for uncertain tax positions	1,481	1,481
Other accrued expenses	17,905	13,614
Current liabilities held for sale	—	89,157
Total Current Liabilities	92,924	165,557
Non-Current Liabilities
Deferred compensation	17,277	17,761
Reserve for uncertain tax positions	1,795	2,752
Deferred income tax liabilities	50	—
Deferred rent and other	1,091	377
Deferred gain on sale leaseback transactions	2,192	2,432
Credit facility borrowings and other long-term debt	2,267	335,638
Non-current liabilities held for sale	—	59,413
Total Non-Current Liabilities	24,672	418,373
Stockholders’ Equity
Common stock, $.01 par value; authorized 100,000 shares; issued 42,638 shares at April 28, 2017, and April 29, 2016	426	426
Capital in excess of par value	260,619	244,304
Retained earnings	931,315	832,323
Treasury stock, 22,842 shares at April 28, 2017, and 22,881 shares at April 29, 2016, at cost	(860,712)	(860,609)
Total Stockholders’ Equity	331,648	216,444
Total Liabilities and Stockholders' Equity	$449,244	$800,374

Consolidated Statements of Cash Flows

	2017	2016	2015
Operating activities:
Net income	$126,467	$24,222	$16,553

Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	60,090	79,607	80,074
Impairments	15,256	8,384	8,861
(Gain) Loss on disposal of fixed assets	(168,859)	4,532	2,204
(Gain) Loss on rabbi trust assets	(1,691)	1,640	(742)
Loss (Gain) on deferred compensation	2,514	(765)	2,013
Share-based compensation	17,197	6,127	2,967
Accretion of non-current note receivable	(1,133)	(2,082)	(1,859)
Deferred income taxes	23,921	(28,384)	(14,791)
Amortization of deferred financing costs	4,201	2,188	1,099
Cash provided by (used for) assets and liabilities:
Accounts receivable	(2,700)	(2,793)	4,588
Inventories	(751)	(377)	623
Prepaid expenses and other current assets	(1,377)	483	(563)
Accounts payable	(10,281)	7,499	955
Federal and state income taxes	14,629	33,067	1,504
Accrued wages and related liabilities	(1,160)	(3,101)	11,005
Self-insurance	(1,474)	1,269	(974)
Accrued non-income taxes	(756)	745	(2,892)
Deferred revenue	(337)	433	747
Other assets and liabilities	(198)	(9,058)	(8,267)
Net cash provided by operating activities	73,558	123,636	103,105
Investing activities:
Purchase of property, plant and equipment	(65,768)	(65,694)	(74,517)
Proceeds from sale of property, plant and equipment	557,061	257,246	10,036
Proceeds from liquidation of rabbi trust assets	—	5,245	—
Deposits and other	330	(537)	(135)
Net cash provided by (used in) investing activities	491,623	196,260	(64,616)
Financing activities:
Cash dividends paid	(26,915)	(27,861)	(29,056)
Gross proceeds from credit facility borrowings and other long-term debt	413,268	672,349	579,895
Gross repayments of credit facility borrowings and other long-term debt	(750,668)	(783,339)	(588,541)
Payments of debt issuance costs	(1,542)	(3,555)	(1,279)
Purchase of treasury stock	—	(171,513)	—
Proceeds from share-based compensation	518	214	534
Cash paid for taxes on share-based compensation	(1,353)	(1,314)	(1,738)
Excess tax benefits from share-based compensation	(499)	1,661	228
Net cash (used in) financing activities	(367,191)	(313,358)	(39,957)
Net cash provided by (used in) operations	197,990	6,538	(1,468)
Cash and equivalents at the beginning of the period	12,896	6,358	7,826
Cash and equivalents at the end of the period	$210,886	$12,896	$6,358

Results from continuing and discontinued operations

(in thousands except earnings per share amounts)
	Three Months Ended			Twelve Months Ended
GAAP Consolidated Results	April 28, 2017	April 29, 2016	% Change	April 28, 2017	April 29, 2016	% Change
Net Sales from Continuing Operations	$99,923	$102,394	(2.4)%	$394,842	$387,616	1.9%
Net Sales from Discontinued Operations	213,479	243,193	(12.2)%	876,786	951,211	(7.8)%
Total Net Sales	$313,402	$345,587	(9.3)%	$1,271,628	$1,338,827	(5.0)%

Operating Margin from Continuing Operations	9.5%	10.1%	(60 bps)	7.6%	8.5%	(90 bps)
Operating Margin from Discontinued Operations	2.8%	(4.9)%	770 bps	2.2%	0.3%	180 bps
Total Operating Margin	4.9%	(0.4)%	530 bps	3.9%	2.7%	120 bps

Diluted EPS from Continuing Operations	$0.33	$0.30	10.0%	$0.85	$0.75	13.3%
Diluted EPS from Discontinued Operations	$5.06	$(0.27)	(1,974.1)%	$5.43	$0.38	1,328.9%
Diluted EPS	$5.39	$0.03	17,866.7%	$6.28	$1.13	455.8%

Non-GAAP Adjustments
Net Sales from Continuing Operations	$—	$—	—%	$—	$—	—%
Net Sales from Discontinued Operations	—	—	—%	—	—	—%
Total Net Sales	$—	$—	—%	$—	$—	—%

Operating Margin from Continuing Operations	4.3%	0.9%	340 bps	5.8%	1.2%	460 bps
Operating Margin from Discontinued Operations	(1.3)%	6.0%	(730 bps)	(0.1)%	2.7%	(280 bps)
Total Operating Margin	0.5%	4.5%	(400 bps)	1.8%	2.2%	(40 bps)

Diluted EPS from Continuing Operations	$0.25	$0.02	1,150.0%	$0.79	$0.15	426.7%
Diluted EPS from Discontinued Operations	$(5.03)	$0.43	(1,269.8)%	$(4.69)	$0.74	(733.8)%
Diluted EPS	$(4.78)	$0.45	(1,162.2)%	$(3.90)	$0.89	(538.2)%

Non-GAAP Consolidated Results
Net Sales from Continuing Operations	$99,923	$102,394	(2.4)%	$394,842	$387,616	1.9%
Net Sales from Discontinued Operations	213,479	243,193	(12.2)%	876,786	951,211	(7.8)%
Total Net Sales	$313,402	$345,587	(9.3)%	$1,271,628	$1,338,827	(5.0)%

Operating Margin from Continuing Operations	13.9%	11.0%	290 bps	13.4%	9.7%	370 bps
Operating Margin from Discontinued Operations	1.4%	1.1%	30 bps	2.1%	3.0%	(90 bps)
Total Operating Margin	5.4%	4.1%	130 bps	5.6%	4.9%	70 bps

Diluted EPS from Continuing Operations	$0.58	$0.32	81.3%	$1.64	$0.90	82.2%
Diluted EPS from Discontinued Operations	$0.03	$0.16	(81.3)%	$0.74	$1.12	(33.9)%
Diluted EPS	$0.61	$0.48	27.1%	$2.38	$2.02	17.8%

Net Sales from Continuing Operations
Reconciliation of 52 vs 53 weeks
	Three Months Ended		Twelve Months Ended
(in thousands)	April 28, 2017	April 29, 2016	April 28, 2017	April 29, 2016
Net Sales	$99,923	$102,394	$394,842	$387,616
53rd week	—	7,120	—	7,120
Adjusted Net Sales	$99,923	$95,274	$394,842	$380,496

Total pounds sold, by category
Fiscal 2017
Category	Q1	Q2	Q3	Q4	YTD
Sides	51.4%	52.5%	52.5%	54.0%	52.6%
Sausage	21.2%	21.9%	24.9%	22.3%	22.7%
Food Service - External	11.6%	10.7%	10.1%	11.1%	10.8%
Food Service - Sales to discontinued operations	8.3%	9.0%	7.7%	7.7%	8.1%
Frozen	3.9%	3.4%	2.7%	3.0%	3.2%
Other	3.6%	2.5%	2.1%	1.9%	2.6%

Fiscal 2016
Category	Q1	Q2	Q3	Q4	FY 2016
Sides	49.6%	50.7%	50.9%	51.4%	50.7%
Sausage	22.0%	22.3%	26.6%	21.7%	23.3%
Food Service - External	14.1%	12.5%	10.4%	11.4%	11.9%
Food Service - Sales to discontinued operations	6.2%	6.6%	6.0%	8.1%	6.7%
Frozen	4.6%	4.5%	3.1%	3.9%	4.0%
Other	3.5%	3.4%	3.0%	3.5%	3.4%